EXHIBIT 10(c)1

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GEORGIA POWER COMPANY

The following are the annual base salaries, effective March 1, 2012, of the Chief Executive Officer and Chief Financial Officer of Georgia Power Company and certain other executive officers of Georgia Power Company who served during 2011.

W. Paul Bowers President and Chief Executive Officer	$743,585
Ronnie R. Labrato Executive Vice President, Chief Financial Officer and Treasurer	$302,575
W. Craig Barrs Executive Vice President	$312,000
Mickey A. Brown* Executive Vice President	$383,877
Joseph A. Miller Executive Vice President	$403,065

*Retired February 1, 2012